                             [FORM OF FACE OF NOTE]

                        AIR PRODUCTS AND CHEMICALS, INC.
                           Medium-Term Note, Series F
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                                (FLOATING RATE)

Registered                                                     Principal Amount

No. FL-                                                        CUSIP

Global Note:        Yes        No
               ---        ---
Depositary:


         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

         [THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

IF APPLICABLE THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


Issue Price:                                        Base Rate:

Original Issue Date:                                Index Maturity:

Maturity Date:                                      Reset Period:

Specified Currency:                                 Spread (plus or minus):

     U.S. Dollars [   ]

     Other:                                         Spread Multiplier:

U.S. Dollar Payments Option:                        Maximum Interest Rate:

Initial Redemption Date:                            Minimum Interest Rate:

Interest Determination Dates:                       Initial Accrual Period OID:

Interest Reset Dates:                               Original Yield to Maturity:

Initial Interest Rate                               Interest Payment Dates:

Repayment Date(s):                                  Total Amount of OID:

Repayment Option Period(s):                         Calculation Agent:







         If applicable as described above, the Optional Redemption Price initially shall be ________% of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by _________% of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount, together with interest thereon to the date fixed for redemption.

         AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the
"Issuer"), for value received, hereby promises to pay to                     or
registered assigns, the principal sum of

                                                                PRINCIPAL AMOUNT

on the Maturity Date specified above or upon earlier redemption or repayment at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, State of New York, or such other location or locations as may be provided for pursuant to the Indenture referred to herein in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date until the principal hereof becomes due and payable, at a rate per annum equal to the Initial Interest Rate from the Original Issue Date until the first Interest Reset Date following such Original Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR" or "Determination of Treasury Rate," depending upon whether the Base Rate specified above is the Commercial Paper Rate, LIBOR or the Treasury Rate, respectively. The Issuer will pay interest on this Note on each Interest Payment Date commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date or upon earlier redemption or repayment; provided, however, that any payment of principal or interest to be made on an Interest Payment Date, on the Maturity Date, on a date fixed for redemption or on a Repayment Date which is not a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, on the Maturity Date, on the date fixed for redemption or on the Repayment Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment, except that, if the Base Rate in respect of this Note is LIBOR, as specified above, and such Business Day falls in the next calendar month, such payment will be made on the immediately preceding Business Day. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, or, if this Note is denominated in a Specified Currency other than U.S. Dollars,

                   _____________________________________________________________
                     Principal Financial Center of Country of Specified Currency

or, if the Base Rate specified above is LIBOR, the City of London, England, or, if this Note is denominated in European Currency Units, Brussels, Belgium. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. Except as provided above and in the Indenture referred to on the reverse hereof, interest payments will be made on the Interest Payment Dates specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th day (whether or not a Business
Day) immediately preceding such Interest Payment Date (a "Record Date") and interest payable on the Maturity Date or upon earlier redemption or repayment will be payable to the person to whom principal is payable, except that, if this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid to the person to whom this Note shall have been originally issued. Payment of principal and interest on this Note will be made, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of this Note at the Corporate Trust Office of the Trustee in The City of New York, and if upon repayment prior to maturity, then on the applicable Repayment Date, provided that the holder shall have complied with the requirements for repayment set forth on the reverse hereof. All such payments shall be made in immediately available funds, provided that this Note is presented to the Corporate Trust Office of the Trustee in The City of New York in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Any such payments made in a Specified Currency other than U.S. Dollars shall be made by wire transfer to an account maintained by the holder, as designated by the holder by written notice to the Trustee at least 15 calendar days prior to the date fixed for payment, with a bank located in the country of the Specified Currency. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by check (from an account at a bank outside of the United States if such check is payable in a Specified Currency other than U.S. Dollars) mailed to the address of the person entitled thereto appearing on the register for the Notes on the applicable Record Date. At the option of the Issuer or a holder of Notes (as defined on the reverse hereof) in an aggregate principal amount exceeding $5 million or the equivalent in a Specified Currency, payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to an account maintained by such holder with a bank located in the United States for a payment in U.S. Dollars or with a bank located in the country of the Specified Currency for other payments, provided that any such holder selecting such option shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

                   AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT:
                           FIRST UNION NATIONAL BANK

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused its corporate seal to be affixed hereunto or imprinted hereon by facsimile.

Dated:                                      AIR PRODUCTS AND CHEMICALS, INC.
       ------------------------

                                            By:
                                               --------------------------------
                                                          Chairman of the Board


(CORPORATE SEAL)                            Attest:
                                                   ----------------------------
                                                   Vice President and Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee


By: ______________________________
Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                        AIR PRODUCTS AND CHEMICALS, INC.

         This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 10, 1995 the "Indenture"), duly executed and delivered by the Issuer to First Union National Bank (formerly, First Fidelity Bank, National Association), as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Securities). The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series F, Due from 9 Months to 30 Years from Date of Issue" (the "Notes") of the Issuer, limited in aggregate principal amount to U.S. $500,000,000, or the equivalent thereof in the Specified Currency or Currencies.

         The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such type of period being the "Reset Period" for this Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face hereof. The Interest Reset Dates will be, if this Note has a daily Reset Period, each Business Day; if this Note has a weekly Reset Period and a Base Rate other than the Treasury Rate, Wednesday of each week; if this Note has a weekly Reset Period and the Base Rate is the Treasury Rate, Tuesday of each week; if this Note has a monthly Reset Period, the third Wednesday of each month; if this Note has a quarterly Reset Period, the third Wednesday of each March, June, September and December; if this Note has a semiannual Reset Period, the third Wednesday of each of two months of each year specified on the face hereof under "Interest Reset Dates"; and if this Note has an annual Reset Period, the third Wednesday of one month of each year specified on the face hereof under "Interest Reset Dates"; provided, however, that the interest rate in effect for the ten days immediately prior to the Maturity Date, or, with respect to any portion of the principal amount hereof to be redeemed or repaid, if applicable, the date of redemption or Repayment Date, of this Note will be that in effect on the tenth day preceding such Maturity Date or such date of redemption or Repayment Date. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that, if the Base Rate is LIBOR, as indicated on the face hereof, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Except as provided below, interest on this Note will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of each of two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of one month of each year specified on the face hereof (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to this Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that, if the Base Rate is LIBOR, as indicated on the face hereof, if such Business Day falls in the next calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         Unless otherwise indicated on the face hereof, each payment of interest hereon will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the interest rate hereon is reset daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for this Note is payable, will include interest accrued to and including the immediately preceding Record Date. Accrued interest from the date of issue or from the last date to which interest has been paid will be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, if the Base Rate is the Commercial Paper Rate or LIBOR, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate.

         The interest rate on this Note during any Reset Period will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application or the Maximum Interest Rate, if any, specified on the face hereof and will not be lower than the Minimum Interest Rate, if any, specified on the face hereof.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate is the Commercial Paper Rate, as indicated on the face hereof, the "Commercial Paper Rate" for each Reset Period will be determined by the Calculation Agent as of the Business Day prior to the Interest Reset Date that commences such Reset Period (a "Commercial Paper Interest Determination Date") and shall be, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated on the face hereof placed on behalf of industrial issuers whose corporate bonds are rated "AA" or the equivalent, from a nationally recognized securities rating agency as such rate is made available by the Federal Reserve Bank of New York for such date. In the event that such rate is not made available by the Federal Reserve Bank of New York by 3:00 P.M., New York City time, on such Commercial Paper Interest Determination Date, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (each as rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates for such commercial paper quoted as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading dealers of commercial paper in The City of New York selected, after consultation with the Issuer by the Calculation Agent; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                        Money Market Yield =      D  X  360  X  100
                                                  -----------------
                                                   360 - (D  X  M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         The interest rate for each Reset Period shall be determined by the Calculation Agent and shall be the Commercial Paper Rate applicable to such Reset Period plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the

Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the ten days immediately prior to the Maturity Date, or, with respect to any portion of the principal amount hereof to be redeemed or repaid, if applicable, the date of redemption or Repayment Date, will be that in effect on the tenth day preceding such Maturity Date or such date of redemption or Repayment Date.

         DETERMINATION OF LIBOR. If the Base Rate is LIBOR, as indicated on the face hereof, "LIBOR" for each Reset Period will be determined by the Calculation Agent as follows:

                 (i) On the second London Banking Day prior to the Interest Reset Date that commences such Reset Period (the "LIBOR Interest Determination Date"), LIBOR will be, as specified on the face hereof, either (a) the arithmetic mean of the offered rates for deposits having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London Time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace page LIBO on that service for the purpose of displaying London Interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank offered rates for deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) On any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits having the Index Maturity designated on the face hereof are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London Interbank market (the "Reference Banks") selected, after consultation with the Issuer, by the Calculation Agent to prime banks in the London Interbank market having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of such quotations. If fewer that two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected, after consultation with the Issuer, by the Calculation Agent for loans in U.S. Dollars to leading European banks having the Index Maturity designated on the face hereof, commencing on the second
         London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

        The interest rate for each Reset Period shall be determined by the Calculation Agent and shall be LIBOR plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the ten days immediately prior to the Maturity Date, or, with respect to any portion of the principal amount hereof to be redeemed or repaid, if applicable, the date of redemption or Repayment Date, will be that in effect on the tenth day preceding such Maturity Date or such date of redemption or Repayment Date.

        DETERMINATION OF TREASURY RATE.  If the Base Rate is the Treasury
Rate, as indicated on the face hereof. the "Treasury Rate" with respect to any Treasury Interest Determination Date (as defined below) will be the auction average rate (expressed as a bond equivalent, rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated on the face hereof, as made available by the U.S. Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated on the face hereof are not made available as provided above by 3:00 P.M., New York City time, on such Treasury Interest Determination Date or no such auction is held in a particular week (or on the preceding Friday, if applicable), the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 P.M. New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected, after consultation with the Issuer, by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

        The "Treasury Interest Determination Date" will be the day of the week in which the related Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on such an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

        The interest rate for each Reset Period shall be determined by the Calculation Agent and shall be the Treasury Rate plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof, provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the ten days immediately prior to the Maturity Date, or, with respect to any portion of the principal amount hereof to be redeemed or repaid, if applicable, the date of redemption or Repayment Date, will be that in effect on the tenth day preceding such Maturity Date or such date of redemption or Repayment Date.

        The Trustee shall be the Calculation Agent, unless another Calculation Agent is specified on the face hereof. At the request of the holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

        In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to
Section 5.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.2 of the Indenture, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment, if any, at the option of the Securityholder without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holder of each Security so affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin, currency or currency unit herein prescribed unless in accordance with Section 10.1(c) or Section 10.2 of the Indenture the Issuer shall have irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations and/or Foreign Government Securities (each as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and the principal and any premium due on the Notes upon, the Maturity Date or upon earlier redemption or repayment.

         The Issuer shall be deemed to have paid the principal of, premium, if any, and interest on the Notes when the same shall have become due and payable if in accordance with Section 10.1(c) or Section 10.2(A), the Issuer shall have irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations and/or Foreign Government Securities (each as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and to pay the principal and any premium due on the Notes upon, the Maturity Date or upon earlier redemption or repayment of the outstanding Notes.

         The Notes are issuable in fully registered form without coupons in the minimum denomination of U.S. $100,000 or the equivalent thereof in the Specified Currency, and in integral multiples of U.S. $1,000 in excess thereof or 10,000 units of the Specified Currency.

         If an Initial Redemption Date is specified on the face hereof, this Note may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date on or after such Initial Redemption Date and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed at their last registered addresses, all as further provided in the Indenture, at the Optional Redemption Prices, if any specified on the face hereof (expressed in percentages of the principal amount) together, in each case, with accrued interest to the date fixed for redemption.

         If a Repayment Date is specified or Repayment Dates are specified on the face hereof, this Note will be repayable at the option of the holder, in whole or from time to time in part, on such Repayment Date or Repayment Dates at 100% of the portion of the principal amount to be repaid, together with interest accrued on such portion to the Repayment Date on which repayment is sought. In order for this Note to be repaid, the Issuer must receive at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, during the period from and including the first day of the Repayment Option Period for the applicable Repayment Date to and including the close of business on the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day): (i) this Note with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, dated no later than the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day) setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid in whole or in part (with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed) will be received at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, by such fifth business day. Effective exercise of any repayment option by the holder of any Note shall be irrevocable. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, such portion of the Note to be repaid) will be permitted after exercise of a repayment option. A repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount which is to be repaid is equal to $1,000 or any integral multiple thereof for Notes denominated in U.S. Dollars or 10,000 units of the Specified Currency or any integral multiple thereof for Notes denominated in a Specified Currency other than U.S. Dollars. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Issuer, whose determination will be final, binding and non-appealable. For purposes of this provision, "business day" means any day other than Saturday and Sunday or a legal holiday or any day on which banking institutions in New York, New York are authorized or required by law or regulation to close.

         Upon due presentment for registration of transfer of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as is designated by the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that if this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statutes or regulations, and the Issuer does not appoint a successor Depositary within 90 days after the Issuer received such notice or becomes aware of such ineligibility, or (y) the Issuer in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenure and terms as the portion of this Note to be exchanged.

         If "yes" is specified under "U.S. Dollar Payments Option" on the face hereof, the registered holder of this Note shall be entitled to receive payments in U.S. Dollars at the Exchange Rate determined as set forth in the Indenture by notifying the Trustee at the time and in the manner described therein. Costs, if any, associated with the conversion of the Specified Currency into U.S. Dollars shall be borne by such holder through deduction from payments required to be made to such holder on this Note.

         The Issuer will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder hereof.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.


                           OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the portion of the principal amount of the Note to be repaid together with interest accrued thereon to the Repayment Date, to the undersigned at


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid _________________________; and specify the denomination or denominations (which shall be authorized denominations) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

________________________________________________________________________________

Date:______________________                     ________________________________
                                                       (Signature)

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM             --    as tenants in common

         TEN ENT             --    as tenants by the entireties

         JT TEN              --    as joint tenants with right of survivorship
                                   and not as tenants in common

         UNIF GIFT MIN ACT   --    _________________ Custodian _________________
                                        (Cust)                      (Minor)

                                   under Uniform Gifts to Minors Act ___________
                                                                       (State)


    Additional abbreviations may also be used though not in the above list.


  ___________________________________________________________________________


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
________________________________________________________________________________
the within Note of AIR PRODUCTS AND CHEMICALS, INC. and hereby does irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises.

Dated:_____________________________


                                       _________________________________________
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.